EXHIBIT 4.4

                            WARRANT AND WARRANT SHARE
                          REGISTRATION RIGHTS AGREEMENT

                                                              January 28, 1998

First Albany Corporation
One Penn Plaza
New York, NY 10119

Dear Sirs:

     Ampex Corporation, an Delaware corporation (the "Company"), proposes to issue and sell to you (the "Initial Purchaser"), upon the terms set forth in a purchase agreement dated January 26, 1998 (the "Purchase Agreement"), warrants (the "Warrants") to purchase up to 1,020,000 shares of Class A Common Stock, par value $.01 per share, of the Company (the "Warrant Stock" and, together with the Warrants, the "Securities"), offered in connection with the sale of $30,000,000 aggregate principal amount of its 12% Senior Notes due 2003 (the "Notes"). The Securities shall be issued pursuant to a Warrant Agreement, dated as of January 28, 1998 (the "Warrant Agreement"), between the Company and American Stock Transfer & Trust Company, as warrant agent (the "Warrant Agent"). Unless otherwise indicated, capitalized terms used but not specifically defined herein have the respective meanings ascribed thereto in the Purchase Agreement. As an inducement to the Initial Purchaser to enter into the Purchase Agreement and in satisfaction of a condition to your obligations thereunder, the Company agrees with you, for the benefit of the holders of the Securities (including the Initial Purchaser) (the "Holders"), as follows:

          1. Shelf Registration. The Company, as promptly as practicable, but not later than 60 days following the date on which the original Securities were sold to the Initial Purchaser pursuant to the Purchase Agreement (the "Issue Date"), shall file with the Securities and Exchange Commission (the "Commission") and thereafter shall use its best efforts to cause to be declared effective no later than 120 days following the Issue Date a shelf registration statement (the "Shelf Registration Statement") on an appropriate form under the Securities Act relating to the offer and sale of the Securities by the Holders from time to time in accordance with the methods of distribution set forth in such Shelf Registration Statement; provided, however, that no Holder of Securities(other than the Initial Purchaser) shall be entitled to have Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

          (a) The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be usable by Holders until the earlier of (i) such time as all warrants have been exercised and (ii) the second anniversary of the Issue Date, subject to extension pursuant to this Section 1(a) (in any such case, such period being called the "Shelf Registration Period"). The Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Securities covered thereby not being able to exercise, offer and sell such Securities during that period, unless such action is required by applicable law; provided, however, that the foregoing shall not apply to actions taken by the Company in good faith and for valid business reasons (not including avoidance of its obligations hereunder), including, without limitation, the acquisition or divestiture of assets, so long

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as the Company  within 120 days  thereafter  complies with the  requirements  of
Section 2(g) hereof. Any such period during which the Company fails to keep the Shelf Registration Statement effective and usable for the exercise, offer and sale of Securities is referred to as a "Suspension Period." A Suspension Period shall commence on and include the date that the Company gives notice that the Shelf Registration Statement is no longer effective or the prospectus included therein is no longer usable for offers and sales of Securities and shall end on the date when each Holder of Securities covered by such registration statement
either  receives  the  copies  of  the   supplemented   or  amended   prospectus
contemplated (the "Prospectus Supplement," together with the Shelf Registration Statement, the "Registration Statement") by Section 2(g) hereof or is advised in writing by the Company that use of the prospectus may be resumed. If one or more Suspension Periods occur, the Shelf Registration Period shall be extended by the number of days included in each such Suspension Period.

          (b) Notwithstanding any other provisions hereof, the Company will ensure that (i) any Shelf Registration Statement and any amendment thereto and the Prospectus Supplement thereto relating to the Securities complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto and such Prospectus Supplement (in either case, other than with respect to information included therein in reliance upon or in conformity with written information furnished to the Company by or on behalf of any Holder specifically for use therein (the "Holders' Information")) does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Shelf
Registration Statement, and any Prospectus Supplement (in either case, other than with respect to Holders' Information), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          2. Registration Procedures. In connection with any Registration Statement, the following provisions shall apply:

          (a) The Company shall (i) furnish to you, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof, if any, to the prospectus included therein and, in the event that the Initial Purchaser (with respect to any portion of an unsold allotment from the original offering) is participating in the Shelf Registration, shall use reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as you reasonably may propose; and (ii) if requested by the Initial Purchaser, include the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in the prospectus forming a part of the Registration Statement.

          (b) The Company shall advise you and, if requested by the Holders, but only as to events set forth in clauses (i) and (ii) below, the Holders and, if requested by you, confirm such advice in writing (which advice pursuant to clauses (ii)-(iv) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

          (i) when any Registration Statement and any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;


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          (ii) of any  request by the  Commission  for  amendments  or supplements to any Registration Statement or the prospectus included therein or for additional information;

          (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

          (iv) of the happening of any event that requires the making of any changes in any Registration Statement or the prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (c) The Company will furnish to each Holder of Securities included within the coverage of any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those incorporated by reference).

          (d) The Company will, during the Shelf Registration Period, promptly deliver to each Holder of Securities included within the coverage of any Shelf Registration Statement, without charge, as many copies of the prospectus (including each preliminary prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto (including the Prospectus Supplement) as such Holder may reasonably request; and the Company consents to the use in accordance with applicable law of the prospectus or any amendment or supplement thereto by each of the Holders exercising Warrants and each of the selling Holders of the Securities in connection with the offering and sale of the Securities covered by the prospectus or any amendment or supplement thereto.


          (e) Prior to any public offering of Securities pursuant to any Registration Statement, the Company will use its reasonable best efforts to register or qualify or cooperate with the Holders of Securities included therein and its counsel in connection with the registration or qualification of such securities for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

          (f) The Company will cooperate with the Holders of Securities to facilitate the timely preparation and delivery of certificates representing
Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request in writing prior to sales of Securities pursuant to such Registration Statement.

          (g) If (i) any event contemplated by paragraphs (b)(ii) through (iv) above occurs during the period in which the Company is required to maintain

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an effective  Registration  Statement or (ii) any  Suspension  Period remains in effect more than 120 days after the occurrence thereof, the Company will promptly prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to purchasers of the Securities from a Holder, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (h) Not later than the effective date of the applicable Registration Statement, the Company will provide a CUSIP number for the Securities, as the case may be, and provide the applicable trustee with printed certificates for the Securities, as the case may be, in a form eligible for deposit with The Depository Trust Company, or any successor depository.

          (i) The Company will use its best efforts to comply with all applicable rules and regulations of the Commission and will make generally available to its security holders as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act; provided that in no event shall such earnings statement be delivered later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the applicable Registration Statement, which statements shall cover such 12-month period.

          (j) The Company may require each Holder of Securities to be sold pursuant to any Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Securities as the Company may from time to time reasonably require for inclusion in such Registration Statement, and the Company may exclude from such registration the Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

          (k) In the case of a Shelf Registration Statement, each Holder of Securities to be registered pursuant thereto agrees by acquisition of such Securities that, upon receipt of any notice from the Company pursuant to Section 2(b)(ii) through (iv) hereof, such Holder will discontinue disposition of such Securities and use of the applicable prospectus until such Holder's receipt of copies of the supplemental or amended prospectus contemplated by Section 2(a) hereof, or until advised in writing (the "Advice") by the Company that the use of the applicable prospectus may be resumed. If the Company shall give any notice under Section 2(b)(ii) through (iv) during the period that the Company is required to maintain an effective Registration Statement (the "Effectiveness Period"), such Effectiveness Period shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of Securities covered by such Registration Statement shall have received (x) the copies of the supplemental or amended prospectus contemplated by Section 2(a) (if an amended or supplemental prospectus is required) or (y) the Advice (if no amended or supplemental prospectus is required).

          (l) The Company will cooperate with the Holder of Securities covered by any Registration Statement and their respective counsel in connection with any filings required to be made with the NASD.

          (m) The Company will use its best efforts to take all other steps necessary to effect the registration of the Securities covered by a Registration

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Statement contemplated hereby.


          3. Registration Expenses.

          (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not the Shelf Registration Statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws, (ii) printing expenses, including, without limitation, expenses of printing certificates for Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, by the Holders of a majority in aggregate principal amount of the Securities included in any Registration Statement,(iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) fees and disbursements of the Company's independent certified public accountants (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance by or incident to such performance), (vi) rating agency fees, if any, and any fees associated with making the Securities or Exchange Securities eligible for trading through The Depository Trust Company, (vii) Securities Act liability insurance, if the Company desires such insurance, (viii) fees and expenses of all other persons retained by the Company, (ix) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties),
(x) the expense of any annual audit, (ix) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange or any inter-dealer quotation system, if applicable, and (xii) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement.

          (b) The Company shall reimburse (i) the Holders of the Securities being registered in a Shelf Registration Statement for the reasonable fees and disbursements of not more than one counsel (in addition to appropriate local counsel) chosen by the Holders of a majority of the Securities to be included in such Registration Statement, (ii) out-of-pocket expenses (other than legal expenses) of Holders of Securities incurred in connection with the registration and sale of the Securities pursuant to a Shelf Registration Statement and (iii) reasonable legal fees and expenses, if any, of the Initial Purchaser relating to the Shelf Registration Statement and any amendment or supplement thereto.

          4. Indemnification. (a) In the event of a Shelf Registration Statement, the Company shall indemnify and hold harmless each Holder, and each of their directors, officers, agents and employees and each person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act and the directors, officers, agents and employees of such controlling persons against any and all loss, liability, claim and damage whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or any prospectus forming part thereof or in any amendment or supplements thereto or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and shall reimburse each Holder promptly upon demand for any and all expenses (including, subject to Section 4(c) hereof, the fees and

676304.2
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



disbursements of counsel chosen by the indemnified party), reasonably incurred as such expenses are incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental or regulatory agency or body, commenced or threatened, or any claim based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, however, that (i) this indemnity shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with Holders' Information and (ii) this indemnity with respect to any untrue statement or alleged untrue statement or omission or alleged omission in any related preliminary prospectus shall not enure to the benefit of any indemnified party from whom the person asserting any such loss, claim, damage or liability received Securities if such persons did not receive a copy of the final prospectus at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the Securities Act and the untrue statement or omission of material fact contained in the related preliminary prospectus was corrected in the final prospectus unless such failure to deliver the final prospectus was a result of noncompliance by the Company with Sections 2(c) or 2(d).

          (b) In the event of a Shelf Registration Statement, each Holder agrees to indemnify and hold harmless the Company, its directors, officers, agents and employees and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the directors, officers, agents and employees of such controlling persons against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4(a) hereof, as incurred, arising out of or based upon any untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment or supplement thereto) in reliance on and in conformity with Holders' Information furnished to the Company by such Holder; provided, however, that no such Holder shall be liable for any indemnity claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Securities pursuant to the Registration Statement.

          (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any claim or action commenced against it in respect of which indemnity may be sought hereunder, enclosing a copy of all papers properly served on such indemnified party; provided, however, that failure to so notify an indemnifying party shall not relieve such indemnifying party from any obligation that it may have pursuant to this Section except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; provided further, however, that the failure to notify an indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than on account of this indemnity agreement. If any such claim or action shall be brought against an indemnified party, the indemnified party shall notify the indemnifying party thereof, and the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 4 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that an indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in

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writing by the  indemnifying  party,  (2) the  indemnified  party has reasonably concluded (based on the written advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on the written advice of counsel to the indemnified party) between the indemnified party and indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel for the indemnified party will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 4(a) and 4(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent, but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional written release in form and substance satisfactory to the indemnified party of such indemnified party from all liability on claims that are the subject matter of such proceeding, and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of such indemnified party .

          (d) If a claim by an indemnified party for indemnification  under this
Section 4 is unenforceable even though the express provisions hereof provide for indemnification in such case, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions, statements or omissions that resulted in such losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any losses shall be deemed to include, subject to the limitations set forth in Section 6(c) herein, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.

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Notwithstanding  the provisions of this Section, an indemnifying party that is a holder of Securities shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by such indemnifying party and distributed to the public were offered to the public exceeds the amount of any damages that such indemnifying party would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to any contribution from any person who was not guilty of such fraudulent misrepresentation.

          5. Miscellaneous. (a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of at least a majority of the Securities, taken as a single class. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of the Holders of Securities whose Securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Securities being sold by such Holders pursuant to such Registration Statement. Notwithstanding the provisions of this Section 5(a), (i) this Agreement may be amended, without consent of any Holder of the Securities, by written agreement signed by the Company and the Initial Purchaser, to cure any ambiguity, correct or supplement any provision of this Agreement that may be inconsistent with any other provision of this Agreement or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with other provisions of this Agreement and (ii) this Agreement may be amended, modified or supplemented, and waivers and consents to departures from the provisions hereof may be given, by written agreement signed by the Company and the Initial Purchaser to the extent that any such amendment, modification, supplement, waiver or consent is, in their reasonable judgment, necessary or appropriate to comply with applicable law (including any interpretation of the Staff of the SEC) or any change therein.

          (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telecopier, or air courier guaranteeing overnight delivery:

          (1) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 5(b), which address initially is, with respect to each Holder, the address of such Holder maintained by the Warrant Agreement under the Warrant Agreement;

          (2) if to you, initially at your address set forth in the Purchase Agreement; and

          (3) if to the Company, initially at the address of the Company set forth in the Purchase Agreement.

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one business day after being delivered to a next-day air courier; five business days after being deposited in the mail; and when receipt is acknowledged by the recipient's telecopier machine, if telecopied.

          (c) Successors And Assigns. This Agreement shall be binding upon

676304.2
                                       -8-
the Company and its successors and assigns.

          (d) Counterparts. This Agreement may be executed in any number of counterparts (which may be delivered in original form or by telecopies) and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (e) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (f) Governing Law; Submission to Jurisdiction.

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          (g) No Inconsistent Agreements. The Company has not and shall not, during the term of this Agreement, enter into any agreement that is inconsistent with the rights granted to the holders of Securities in this Agreement or otherwise conflicts with the provisions hereof. Without limiting the generality of the foregoing, without the written consent of the holders of at least a majority of the then outstanding Transfer Restricted Securities, the Company shall not grant to any person the right to request the Company to register any equity securities of the Company under the Securities Act unless the rights so granted are not in conflict or inconsistent with the provisions of this Agreement.

          (h) No Piggyback on Registrations. Neither the Company, nor any of its security holders (other than the holders of the Securities in such capacity) shall have the right to include any securities of the Company in any Shelf Registration other than the Securities.

          (i) Severability. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          (j) Remedies. In the event of a breach by the Company, or by any holder of Securities, of any of their obligations under this Agreement, each holder of Securities or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law, including recovery of damages will be entitled to specific performance of its rights under this Agreement. The Company and each holder of Securities agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

676304.2
                                       -9-

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Very truly yours,

AMPEX CORPORATION

By: /s/ CRAIG L. MCKIBBEN
    -------------------------
    Name:  Craig L. McKibben
    Title: Vice President

The foregoing Agreement is hereby confirmed
And accepted as of the date first above written:

FIRST ALBANY CORPORATION

By: /s/ FRANK P. LUNN
    ----------------------------
    Name:  Frank P. Lunn
    Title: Senior Vice President


676304.2
                                      -10-

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